EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned officer or director of CSX CORPORATION, a Virginia corporation (the “Corporation”), hereby constitutes and appoints David A. Boor, Ellen M. Fitzsimmons, and Rachel E. Geiersbach, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file a registration statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities of the Corporation which may be issued pursuant to the 2002 Deferred Compensation Plan of CSX Corporation and Affiliated Companies, with power to sign and file any amendment or amendments, including post- effective amendments thereto, with all exhibits thereto and any and all other documents in connection therewith, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 19th day of May, 2003.

/s/ MICHAEL J. WARD Michael J. Ward	/s/ ROBERT D. KUNISCH Robert D. Kunisch

/s/ OSCAR MUNOZ Oscar Munoz	/s/ SOUTHWOOD J. MORCOTT Southwood J. Morcott

/s/ CAROLYN T. SIZEMORE Carolyn T. Sizemore	/s/ DAVID M. RATCLIFFE David M. Ratcliffe

/s/ ELIZABETH E. BAILEY Elizabeth E. Bailey	/s/ CHARLES E. RICE Charles E. Rice

/s/ ROBERT L. BURRUS, JR. Robert L. Burrus, Jr.	/s/ WILLIAM C. RICHARDSON William C. Richardson

/s/ BRUCE C. GOTTWALD Bruce C. Gottwald	/s/ FRANK S. ROYAL, M.D Frank S. Royal, M.D

/s/ EDWARD J. KELLY, III Edward J. Kelly, III	/s/ DONALD J. SHEPARD Donald J. Shepard